Exhibit 21.1

LIST OF SUBSIDIARIES

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Name of Subsidiary	State/County of Incorporation/Organization	Parent
Roadrunner Equipment Leasing, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Transportation Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Prime Distribution Services, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Group Transportation Services Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Holdings, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Active Aero Group, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Morgan Southern, Inc.	Delaware	Roadrunner Transportation Services, Inc.
Expedited Freight Systems, LLC	Delaware	Roadrunner Transportation Services, Inc.
Roadrunner Intermodal Services, LLC	Delaware	Morgan Southern, Inc.
Wando Trucking, LLC	Delaware	Morgan Southern, Inc.
Central Cal Transportation, LLC	Delaware	Roadrunner Intermodal Services, LLC
Group Transportation Services, Inc.	Delaware	Group Transportation Services Holdings, Inc.
MESCA Freight Services, LLC	Delaware	Group Transportation Services Holdings, Inc.
Adrian Carriers, LLC	Delaware	Group Transportation Services Holdings, Inc.
Marisol International, LLC	Delaware	Group Transportation Services Holdings, Inc.
Unitrans Inc.	Delaware	Group Transportation Services Holdings, Inc.
Great Northern Transportation Services, LLC	Delaware	Group Transportation Services, Inc.
Alpha Freight Systems, LLC	Delaware	Group Transportation Services, Inc.
Capital Transportation Logistics, LLC	Delaware	Group Transportation Services, Inc.
World Transport Services, LLC	Delaware	MESCA Freight Services, LLC
Beech Hill Enterprises, LLC	Delaware	MESCA Freight Services, LLC
Unitrans International Corporation	California	Unitrans Inc.
Combi Maritime Corporation	California	Unitrans Inc.
Unitrans International USA (S) PTE. LTD	Republic of Singapore	Unitrans International Corporation
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Roadrunner Truckload, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Stagecoach Cartage and Distribution, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Rich Transport, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Everett Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
D&E Transport, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Consolidated Transportation World, LLC	Delaware	Roadrunner Truckload Holdings, LLC
ISI Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
ISI Logistics South, LLC	Delaware	Roadrunner Truckload Holdings, LLC
The Meadowlark Group, LLC	Delaware	Roadrunner Truckload Holdings, LLC
M. Bruenger & Co., Inc.	Delaware	Roadrunner Truckload, LLC
GWP Logistics, LLC	Delaware	Roadrunner Truckload, LLC
Direct Connection Transportation, LLC	Delaware	Roadrunner Truckload, LLC
Big Rock Transportation, LLC	Delaware	Roadrunner Truckload, LLC

Roadrunner Truckload 2, LLC	Delaware	Roadrunner Truckload, LLC
A&A Logistics, LLC	Delaware	Roadrunner Truckload, LLC
A&A Express, LLC	Delaware	Roadrunner Truckload, LLC
CTW Transport, LLC	Delaware	Roadrunner Truckload, LLC
Sargent Trucking, LLC	Delaware	Roadrunner Truckload, LLC
R&M Transportation, LLC	Delaware	M. Bruenger & Co., Inc.
Sortino Transportation, LLC	Delaware	M. Bruenger & Co., Inc.
USA Jet Airlines, Inc.	Delaware	Active Aero Group, Inc.
Active Aero Charter, LLC	Michigan	Active Aero Group, Inc.
Active Global Solutions, LLC	Michigan	Active Aero Group, Inc.
Active Aero Motor Carrier, LLC	Michigan	Active Aero Group, Inc.
Active PTM, LLC	Michigan	Active Aero Group, Inc.
Active On Demand de Mexico S. de R.L. de C.V.	Mexico	Active Aero Group, Inc. (90%) and Active PTM, LLC (10%)